UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 24, 2015
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605
_____________________________________

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, the Board of Directors of Vascular Solutions, Inc. (the “Company”) appointed Brent Binkowski as Senior Vice President of Operations and announced that Charmaine Sutton, the Company’s then-current Senior Vice President of Operations, had submitted her notice of voluntary termination of employment and resignation as an officer of the Company effective August 28, 2015. After further discussion, the Company and Ms. Sutton have mutually agreed that Ms. Sutton will continue her employment with the Company after August 28, 2015 in the new role of Senior Vice President of Regulatory and Quality Assurance. As a result, Ms. Sutton has rescinded her notice of voluntary termination of employment and will continue as an executive officer of the Company indefinitely. Ms. Sutton’s employment with the Company shall for all purposes be considered continuous through, and uninterrupted by, the change in her title and role with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: July 30, 2015	By:	/s/ Gordon Weber
Gordon Weber
	Its:	General Counsel